Exhibit 99.1

Allscripts Contacts: Dan Michelson Chief Marketing Officer 312-506-1217 dan.michelson@allscripts.com	Bill Davis Chief Financial Officer 312-506-1211 bill.davis@allscripts.com

Todd Stein Senior Manager/Public Relations 312-506-1216 todd.stein@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Record Fourth Quarter 2006 Results

Revenue from Software and Related Services Up 168% Over Prior Year

CHICAGO, IL – February 13, 2007 – Allscripts (Nasdaq: MDRX), the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, today announced results for the three months and year ended December 31, 2006.

Total revenue for the three months ended December 31, 2006 was $63.6 million, compared to $34.2 million for the same period last year. Total revenue for the three months ended December 31, 2006 includes the results of A4 Health Systems, Inc., which Allscripts acquired on March 2, 2006. Revenue from software and related services for the three months ended December 31, 2006 was $48.9 million, compared to $18.2 million for the same period last year, increasing by 168%.

Gross margin percentage was 53.5% for the fourth quarter of 2006, compared to 45.5% during the fourth quarter of 2005.

Net income for the three months ended December 31, 2006 was $4.5 million, or $0.08 per diluted share, compared to net income of $3.4 million, or $0.08 per diluted share, for the same period last year. Reported net income for 2006 reflects stock-based compensation pursuant to Allscripts adoption of new accounting rules effective as of January 1, 2006 and reflects tax provisioning and acquisition related amortization not included in prior periods. In order to facilitate further comparison of results against periods prior to January 1, 2006, Allscripts began reporting non-GAAP adjusted earnings in 2006. Adjusted earnings are comprised of net income giving effect to the add-back of income taxes, depreciation and amortization, stock-based compensation and one-time A4 Health Systems integration costs. Such adjusted earnings for the three months ended December 31, 2006 were $12.5 million, or $0.21 per diluted share, compared to adjusted earnings of $5.7 million, or $0.13 per diluted share, for the same period last year. Please see “Non-GAAP Financial Measures” below for a discussion of non-GAAP adjusted earnings and adjusted earnings per share.

As of December 31, 2006, the Company had cash and marketable securities of $83.0 million.

“By virtually every measure, 2006 was a record year for Allscripts. We extended our leadership across all segments of the market and proved that, together with our clients, we can transform our healthcare system into an interoperable, connected electronic network that lets physicians spend their time with patients, not paperwork,” said Glen Tullman, Chief Executive Officer of Allscripts. “As we move into 2007, healthcare’s challenges remain front-page news and every trend supports the adoption of software and technology as the solution. We’re just getting started in terms of market penetration, and there’s lots of runway ahead.”

Total revenue for the year ended December 31, 2006 was $228.0 million, compared to $120.6 million for 2005. Revenue from software and related services for the year ended December 31, 2006 was $173.5 million, compared to $65.2 million for 2005, increasing by 166%. Total revenue for the year ended December 31, 2006 includes the results of A4 Health Systems from the acquisition date of March 2, 2006 through the end of the fourth quarter of 2006.

Total gross margin percentage was 50.9% for the year ended December 31, 2006, compared to 45.5% for the year ended December 31, 2005.

Net income for the year ended December 31, 2006 was $11.9 million, or $0.22 per diluted share, compared to net income of $9.7 million, or $0.23 per diluted share, for 2005. Non-GAAP adjusted earnings for the year ended December 31, 2006 was $39.2 million, or $0.74 per diluted share, compared to adjusted earnings of $16.8 million, or $0.39 per diluted share, for the same period last year.

Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Allscripts management also evaluates and makes operating decisions using various other measures. These measures are generally based on revenues generated by Allscripts products and services and certain costs of producing that revenue, such as costs of selling, general and administrative expenses. One such measure is non-GAAP adjusted earnings, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP adjusted earnings consists of GAAP income (loss) before taxes, excluding as applicable, depreciation and amortization, stock-based compensation expense under SFAS No. 123R, realized losses on marketable securities and integration costs associated with the March 2, 2006 acquisition of A4 Health Systems.

Management believes that it is useful in measuring Allscripts operations to exclude, as applicable, depreciation and amortization, realized losses on marketable securities and A4 Health Systems integration costs because these costs are essentially fixed and cannot be influenced by management in the short or medium term. In addition, management believes that excluding share-based compensation expense under SFAS No. 123R is appropriate because this is not a cash expense, but instead is a significant accounting charge that the Company was not required to record for its share-based compensation awards prior to 2006. Accordingly, management believes that excluding these items from non-GAAP adjusted earnings will provide information that is more generally comparable to prior periods and that reflects the Company’s core operating results.

Management believes that non-GAAP adjusted earnings provides useful supplemental information to management and investors regarding the performance of the Company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. Note however, that non-GAAP adjusted earnings is a performance measure only, and it does not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP, and investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.

Allscripts will conduct a conference call on Tuesday, February 13, 2007 at 4:30 PM Eastern Time. The conference call can be accessed by dialing 1-888-644-5594 and requesting the Allscripts earnings call, or at www.allscripts.com. A recording of the conference call will be available three hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling 1-800-642-1687, ID #7427360.

About Allscripts

Allscripts is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The Company’s business groups provide unique solutions that inform, connect and transform healthcare. The Clinical Solutions Group’s award-winning software applications include electronic health record, practice management, electronic prescribing, document imaging, emergency department and care management solutions. Additionally, Allscripts provides clinical product education and connectivity solutions for physicians and patients through its Physicians Interactive™ Group and medication fulfillment services through its Medication Services Group. To learn more, visit Allscripts on the Web at www.allscripts.com.

This announcement may contain forward-looking statements about Allscripts Healthcare Solutions that involve risks and uncertainties. These statements are developed by combining currently available information with Allscripts beliefs and assumptions. Forward-looking statements do not guarantee future performance. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts’ actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see the Company’s 2005 Annual Report on Form 10-K, available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenue:
Software and related services	$48,910	$18,249	$173,503	$65,166
Prepackaged medications	11,232	12,789	43,688	45,609
Information services	3,418	3,159	10,778	9,789

Total revenue	63,560	34,197	227,969	120,564

Cost of revenue:
Software and related services	18,704	6,908	70,351	23,507
Prepackaged medications	9,419	10,873	36,263	38,046
Information services	1,421	849	5,417	4,136

Total cost of revenue	29,544	18,630	112,031	65,689

Gross profit	34,016	15,567	115,938	54,875

Operating expenses:
Selling, general and administrative expenses (a)	23,952	12,068	85,798	43,908
Amortization of intangibles	2,576	436	10,272	1,744

Income from operations	7,488	3,063	19,868	9,223

Interest expense	(937)	(880)	(3,712)	(3,516)
Interest income	813	1,230	3,308	4,128
Other expense, net	(11)	(10)	(145)	(125)

Income before income taxes	7,353	3,403	19,319	9,710

Income taxes	(2,870)	—	(7,424)	—

Net income	$4,483	$3,403	$11,895	$9,710

Net income per share - basic	$0.08	$0.08	$0.23	$0.24

Net income per share - diluted	$0.08	$0.08	$0.22	$0.23

Weighted average shares of common stock outstanding used in computing basic net income per share	53,958	40,812	51,058	40,045

Weighted average shares of diluted common stock outstanding used in computing diluted net income per share (b)	63,954	43,890	53,367	43,068

(a)	Includes stock-based compensation of $888 and $558; and $2,328 and $604, for the three months ended and for the year ended December 31, 2006 and 2005, respectively.
(b)	Weighted average shares for the three months ended December 31, 2006 include 7,329 common shares related to the Company’s 3.5% Senior Convertible Notes. Such shares were antidilutive for all other periods presented.

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Measure of Adjusted Earnings and Adjusted Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2006	2005		2006		2005
Net income, as reported	$4,483	$3,403		$11,895		$9,710

Add back:

Income taxes	2,870	—		7,424		—
Depreciation and amortization	4,285	1,746		16,461		6,528
Stock-based compensation	888	558		2,328		604
Realized losses on marketable securities (a)	—	—		118		—
A4 Health Systems integration costs	—	—		1,021		—

Adjusted earnings	12,526	5,707		39,247		16,842

Add back:
Interest expense and debt cost amortization	872	(b	)	(b	)	(b	)

Adjusted earnings for adjusted diluted EPS calculation	$13,398	$5,707		$39,247		$16,842

Adjusted earnings per share—basic	$0.23	$0.14		$0.77		$0.42

Adjusted earnings per share—diluted	$0.21	$0.13		$0.74		$0.39

Weighted average shares of common stock outstanding used in computing basic adjusted earnings per share	53,958	40,812		51,058		40,045

Weighted average shares of common stock outstanding used in computing diluted adjusted earnings per share (c)	63,954	43,890		53,367		43,068

(a) —	Realized losses incurred as a result of the early maturity of marketable securites due to cash requirements related to the acquisition of A4 Health Systems, Inc.
(b) —	Not applicable due to convertible shares being antidilutive for GAAP earnings per share purposes.
(c) —	Weighted average shares for the three months ended December 31, 2006 include 7,329 common shares related to the Company’s 3.5% Senior Convertible Notes. Such shares were antidilutive for all other periods presented.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

	December 31, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$42,461	$60,905
Marketable securities	14,553	54,408
Accounts receivable, net	55,579	29,746
Deferred taxes, net	27,437	—
Inventories	3,247	2,174
Prepaid expenses and other current assets	10,620	5,811

Total current assets	153,897	153,044

Long-term marketable securities	26,024	30,750
Fixed assets, net	14,094	2,753
Software development costs, net	12,285	6,409
Intangible assets, net	78,050	9,151
Goodwill	188,261	13,760
Other assets	4,999	5,097

Total assets	$477,610	$220,964

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$9,294	$8,630
Accrued liabilities	26,546	13,791
Deferred revenue	35,549	17,306
Current portion of long-term debt	258	—

Total current liabilities	71,647	39,727

Long-term debt	85,441	82,500
Deferred income taxes	3,915	—
Other liabilities	357	318

Total liabilities	161,360	122,545
Stockholders’ equity	316,250	98,419

Total liabilities and stockholders’ equity	$477,610	$220,964